EXHIBIT 21

Subsidiaries of the Registrant

Name	Percent Ownership	State of Incorporation

Investors Bank	100%	New Jersey

Marathon Statutory Trust II	100%	Delaware

ASB Investment Corp	100%	New Jersey

Investors Financial Services, Inc.	100%	New Jersey *

ISB Mortgage Co., L.L.C.	100%	New Jersey *

My Way Development LLC	100%	New Jersey *

Investors Financial Group, Inc.	100%	New Jersey *

American Savings Investment Corp.	100%	New Jersey *

Investors Commercial, Inc.	100%	New Jersey *

Investors Real Estate Corporation	100%	New Jersey *

3D Holding Company, Inc.	100%	New York *

Roma Capital Investment Corp.	100%	New Jersey *

General Abstract & Title Agency, a NJ Corp.	100%	New Jersey *

Roma Service Corporation	100%	New Jersey *

84 Hopewell, LLC	50%	New Jersey *****

B.F.S. Agency, Inc.	100%	New York **

MNBNY Holdings Inc.	100%	New York ***

Marathon Realty Investors Inc.	100%	New York ****

*	Subsidiary of Investors Bank
**	Subsidiary of Investors Financial Group, Inc.
***	Subsidiary of Investors Commercial, Inc.
****	Subsidiary of MNBNY Holdings Inc.
*****	Subsidiary of Roma Service Corporation